Exhibit 21.1
SUBSIDIARIES OF GATES INDUSTRIAL CORPORATION PLC

Name	Jurisdiction of Organization or Incorporation
Gates Argentina S.A.	Argentina
Gates Australia Pty, Limited	Australia
Gates E&S Bahrain WLL	Bahrain
Gates Distribution Center NV	Belgium
Gates do Brasil Industria e Comercio Ltda	Brazil
Gates Fleximak Ltd	British Virgin Islands
Atlas Hydraulics Inc.	Canada
Gates Canada Inc.	Canada
Gates Industrial Canada Ltd	Canada
Gates Auto Parts (Suzhou) Co., Ltd	China
Gates Fluid Power Technologies (Changzhou) Co., Ltd	China
Gates Trading (Shanghai) Co., Ltd.	China
Gates Unitta Power Transmission (Shanghai) Limited	China
Gates Unitta Power Transmission (Suzhou) Limited	China
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd	China
Gates Hydraulics s.r.o.	Czech Republic
Gates France S.a.r.l.	France
Gates S.A.S.	France
Gates Service Center S.A.S.	France
Gates GmbH	Germany
Gates Holding GmbH	Germany
Gates TPU GmbH	Germany
Gates Tube Fittings GmbH	Germany
Gates India Private Limited	India
Gates Unitta India Company Private Limited	India
PT Gates Industrial Indonesia	Indonesia
Tomkins Insurance Limited	Isle of Man
Gates S.r.l.	Italy
Gates Japan KK	Japan
Gates Unitta Asia Company (aka Gates Unitta Asia Kabushikikaisha)	Japan
Gates Unitta Korea Co., Ltd.	Korea, Republic Of
Gates Holdings Luxembourg SARL	Luxembourg
Gates Industrial Europe SARL	Luxembourg
Gates Investments SARL	Luxembourg
Gates Luxembourg SARL	Luxembourg
Gates Worldwide Holdings SARL	Luxembourg
Gates Industrial & Automotive (Malaysia) SDN. BHD.	Malaysia
Gates de Mexico Services, S. de R.L. de C.V.	Mexico
Gates de México, S. de R.L. de C.V.	Mexico
Gates E&S Mexico, S.A. de C.V.	Mexico
Industrias Atlas Hydraulics S. de RL de CV	Mexico
Lerma Hose Plant S.A. de C.V.	Mexico
Servicios IAHS, S de RL de CV	Mexico
Gates Engineering & Services (Muscat) LLC	Oman

Gates Business Services Europe sp. z o.o.	Poland
Gates Polska Sp. z o.o.	Poland
Gates CIS LLC	Russian Federation
Gates Engineering & Services Closed Joint Stock Company	Saudi Arabia, Kingdom of
Gates Engineering & Services PTE Limited	Singapore
Gates Industrial Singapore PTE. LTD.	Singapore
Gates Rubber Company (S) Pte Limited	Singapore
Gates Unitta Asia Trading Company Pte Ltd	Singapore
Gates Industrial Africa (Pty) Ltd	South Africa
Gates PT Spain, S.L.	Spain
Gates (Thailand) Co., Ltd.	Thailand
Gates Unitta (Thailand) Co., Ltd	Thailand
Gates Endustriyel Metal Kaucuk Sanayi ve Ticaret Anonim Sirketi	Turkey
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Sirketi	Turkey
Gates Hortum Sanayi ve Ticaret Limited Sirketi	Turkey
Rapro Kauçuk ve Plastik Urunleri Ithalat Ihracat Mumessillik Pazarlama Ticaret Limited Sirketi	Turkey
Rapro Kimya Turizm Bilisim Sanayi ve Ticaret Anonim Sirketi	Turkey
Finco Omaha Ltd	England and Wales
Gates Acquisitions Limited	England and Wales
Gates Auto Parts Holdings China Limited	England and Wales
Gates EMEA Holdings Limited	England and Wales
Gates Engineering & Services Global Limited	England and Wales
Gates Engineering & Services UK Holdings Limited	England and Wales
Gates Engineering & Services UK Limited	England and Wales
Gates Finance Limited	England and Wales
Gates Fluid Power Technologies Investments Ltd	England and Wales
Gates Holdings Limited	England and Wales
Gates Industrial Holdco Limited	England and Wales
Gates Treasury (Brazilian Real) Limited	England and Wales
Gates Treasury (Canadian Dollar) Company	England and Wales
Gates Treasury (Dollar) Company	England and Wales
Gates Treasury (Euro) Company	England and Wales
Gates Treasury (TRY) Limited	England and Wales
Gates UK Finance Limited	England and Wales
Gates Worldwide Limited	England and Wales
Tomkins BP UK Holdings Limited	England and Wales
Tomkins Engineering Limited	England and Wales
Tomkins Investments Limited	England and Wales
Tomkins Overseas Investments Limited	England and Wales
Gates (U.K.) Limited	Scotland
Gates Engineering & Services FZCO	United Arab Emirates
Gates Fleximak Oilfield Services Est.	United Arab Emirates
Gates Tubes Manufacturing LLC	United Arab Emirates
Gates International Holdings, LLC	Colorado
Gates Nitta Belt Company, LLC	Colorado
Atlas Hydraulics LLC	Delaware
Gates Administration Corp.	Delaware
Gates Corporation	Delaware

Gates E&S North America, Inc.	Delaware
Gates Investments, LLC	Delaware
Gates TPU, Inc.	Delaware
Gates Winhere, LLC	Delaware
Omaha Acquisition Inc.	Delaware
Philips Holding Corporation	Delaware
Tomkins BP US Holding Corp.	Delaware